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                                                                       Exhibit 2

                         Agreement Relating to Filing of
                           Joint Statement Pursuant to
                               Rule 13d-1(k) Under
                         Securities Exchange Act of 1934

The Undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Date: February 24, 2003                By: /s/ Willard J. Van Singel
                                           -------------------------
                                           Willard J. Van Singel

                                       By: /s/ Jane E. Van Singel
                                           ----------------------
                                           Jane E. Van Singel

                                       By: /s/ Jerry R. Keizer
                                           -------------------
                                           Jerry R. Keizer

                                       By: /s/ Paul G. France, O.D.
                                           ------------------------
                                           Paul G. France, O.D.

                                       By: /s/ Barbara J. France
                                           ---------------------
                                           Barbara J. France